Exhibit 99.1
TELEFLEX INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION
On March 22, 2011, Teleflex Incorporated (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Marine Acquisition Corp. (the “Buyer”), an affiliate of H.I.G. Capital, LLC, and, immediately following execution of the Purchase Agreement, completed the sale of the Company’s business unit which designs, manufactures and distributes steering and throttle controls and engine and drive assemblies for the recreational marine market, heaters that provide cold weather auxiliary heating solutions for commercial vehicles and burner units that provide a heat source for military field feeding appliances (the “Business”), for a purchase price of $123.1 million, consisting of $101.6 million in cash, plus a subordinated promissory note in the amount of $4.5 million (the “Marine Note”) and the assumption by Buyer of approximately $15.5 million in liabilities related to the Business.
The cash portion of the purchase price is subject to possible upward or downward adjustment based on certain provisions in the Purchase Agreement relating to the working capital, cash balance, transaction expenses and liabilities of the Business, measured as of the open of business on the closing date. The Company has made customary representations, warranties and covenants in the Purchase Agreement with respect to the Business.
The foregoing description of the transaction is qualified in its entirety by reference to the full text of the Purchase Agreement, dated March 22, 2011, by and between the Company and Buyer, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.
The Business, which was previously reported as the Commercial Segment of the Company’s operations, meets the criteria for reporting as a discontinued operation.
The unaudited pro forma consolidated statements of income present the income statements as originally reported and adjust the respective periods to eliminate the results of operations of the Business as if the disposition occurred January 1, 2008. In addition, the pro forma adjustments for the 2010 statement of income include entries to reduce interest expense as a reflection of using a portion of the proceeds from the sale of the Business as if they were used to prepay a portion of the outstanding principal amount of the Company’s senior notes issued in 2004 (the “2004 Senior Notes”) (which were prepaid in their entirety during the first quarter of 2011), to eliminate the amortization of deferred financing fees related to the 2004 Senior Notes, to record interest income on the Marine Note and to record the related tax effects for the adjustments. The pro forma adjustments for 2010 do not include an estimated $6.9 million pre-tax, non-recurring adjustment for the make whole fees on prepayment of the 2004 Senior Notes.
The unaudited pro forma consolidated balance sheet presents the balance sheet as originally reported and eliminates the Business’ assets, liabilities and equity components as if the disposition occurred December 31, 2010. In addition, the pro forma adjustments include entries to record the estimated proceeds from the sale of the Business, to record the Marine Note, to record the prepayment of a portion of the 2004 Senior Notes with a portion of the proceeds from the sale, to eliminate deferred financing fees related to the 2004 Senior Notes, to record the non-recurring estimated make whole fees and the related loss on extinguishment resulting from the prepayment of the 2004 Senior Notes and to record the estimated gain or loss on sale of the Business. The gain or loss on the sale of the Business reported in the unaudited pro forma consolidated balance sheet is based upon estimates and may differ from the actual gain or loss recognized by the Company.
The unaudited pro forma consolidated financial statements described above should be read in conjunction with the historical financial statements of the Company and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the Company.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Year Ended December 31, 2010
	As Reported	Disposition	Pro Forma
	(Dollars and shares in thousands, except per share)
Net revenues	$1,801,705	$(194,905)	A	$1,606,800
Cost of goods sold	1,007,636	(144,197)	A	863,439

Gross profit	794,069	(50,708)	A	743,361
Selling, general and administrative expenses	475,321	(32,124)	A	443,197
Research and development expenses	42,621	—		42,621
Restructuring and other impairment charges	2,875	—		2,875
Net gain on sales of businesses and assets	(341)	—		(341)

Income from continuing operations before interest, loss on extinguishments of debt and taxes	273,593	(18,584)	A	255,009
Interest expense	80,031	(6,486)	B	73,545
Interest income	(861)	56	A
		(434)	C	(1,239)
Loss on extinguishments of debt	46,630	—		46,630

Income from continuing operations before taxes	147,793	(11,720)		136,073
Taxes on income from continuing operations	21,887	2,734	A
		2,516	D	27,137

Income from continuing operations	125,906	(16,970)		108,936

Less: Net income attributable to noncontrolling interest	1,361	—		1,361

Net income attributable to common shareholders from continuing operations	$124,545	$(16,970)		$107,575

Earnings per share from continuing operations available to common shareholders:
Basic	$3.12	$(0.43)	A	$2.70
Diluted	$3.09	$(0.42)	A	$2.67

Weighted average common shares outstanding:
Basic	39,906	39,906		39,906
Diluted	40,280	40,280		40,280
Notes to the December 31, 2010 Unaudited Pro Forma Consolidated Statements of Income
(Dollars in thousands)

Note A	Reflects the elimination of the operations of the Marine business
Note B	To remove the interest expense and the amortization of debt financing costs related to the prepayment of a portion of the 2004 Senior Notes from the proceeds on the sale of the Business
	Lower interest expense	$6,283
	Lower amortization of debt issuance costs	203

	Total interest expense	$6,486

Note C	Interest income on Marine Note	$434
Note D	Reflects the tax effect on the adjustments to interest in Note B and Note C	$2,516
The 2010 pro forma entries do not include an estimated $6.9 million pre-tax, non-recurring adjustment for the make whole fees on prepayment of the 2004 Senior Notes.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Year Ended December 31, 2009
	As Reported	Disposition	Pro Forma
	(Dollars and shares in thousands, except per share)
Net revenues	$1,766,329	$(168,126)	A	$1,598,203
Cost of goods sold	994,179	(124,752)	A	869,427

Gross profit	772,150	(43,374)	A	728,776
Selling, general and administrative expenses	454,233	(31,331)	A	422,902
Research and development expenses	36,685	—		36,685
Goodwill impairment	6,728	—		6,728
Restructuring and other impairment charges	15,057	(4,710)	A	10,347
Net loss on sales of businesses and assets	2,597	(2,597)	A	—

Income from continuing operations before interest and taxes	256,850	(4,736)	A	252,114
Interest expense	89,463	(5)	A	89,458
Interest income	(2,535)	25	A	(2,510)

Income from continuing operations before taxes	169,922	(4,756)	A	165,166
Taxes on income from continuing operations	35,073	948	A	36,021

Income from continuing operations	134,849	(5,704)	A	129,145

Less: Net income attributable to noncontrolling interest	1,157	—		1,157

Net income attributable to common shareholders from continuing operations	$133,692	$(5,704)	A	$127,988

Earnings per share from continuing operations available to common shareholders:
Basic	$3.37	$(0.14)	A	$3.22
Diluted	$3.35	$(0.14)	A	$3.20

Weighted average common shares outstanding:
Basic	39,718	39,718		39,718
Diluted	39,936	39,936		39,936
Notes to the December 31, 2009 Unaudited Pro Forma Consolidated Statements of Income
Note A	Reflects the elimination of the operations of the Marine business.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Year Ended December 31, 2008
	As Reported	Disposition	Pro Forma
	(Dollars and shares in thousands, except per share)
Net revenues	$1,912,080	$(212,350)	A	$1,699,730
Cost of goods sold	1,110,560	(163,311)	A	947,249

Gross profit	801,520	(49,039)	A	752,481
Selling, general and administrative expenses	502,559	(34,722)	A	467,837
Research and development expenses	32,598	—		32,598
Restructuring and other impairment charges	27,701	(2,755)	A	24,946
Net gain on sales of businesses and assets	(296)	—		(296)

Income from continuing operations before interest and taxes	238,958	(11,562)	A	227,396
Interest expense	121,589	(13)	A	121,576
Interest income	(2,272)	72	A	(2,200)

Income from continuing operations before taxes	119,641	(11,621)	A	108,020
Taxes on income from continuing operations	37,933	(5,043)	A	32,890

Income from continuing operations	81,708	(6,578)	A	75,130

Less: Net income attributable to noncontrolling interest	747	—		747

Net income attributable to common shareholders from continuing operations	$80,961	$(6,578)	A	$74,383

Earnings per share from continuing operations available to common shareholders:
Basic	$2.05	$(0.17)	A	$1.88
Diluted	$2.03	$(0.17)	A	$1.87

Weighted average common shares outstanding:
Basic	39,584	39,584		39,584
Diluted	39,832	39,832		39,832
Notes to the December 31, 2008 Unaudited Pro Forma Consolidated Statements of Income
Note A	Reflects the elimination of the operations of the Marine business.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

	December 31, 2010
	As Reported	Disposition	Pro Forma
	(Dollars and shares in thousands)
ASSETS
Current assets
Cash and cash equivalents	$208,452	$97,582	A
		(91,928)	B	$214,106
Accounts receivable, net	294,196	(19,990)	A	274,206
Inventories, net	338,598	(29,814)	A	308,784
Prepaid expenses and other current assets	28,831	(987)	A	27,844
Income taxes receivable	3,888	—		3,888
Deferred tax assets	39,309	(1,809)	A	37,500
Assets held for sale	7,959	—		7,959

Total current assets	921,233	(46,946)		874,287
Property, plant and equipment, net	287,705	(14,291)	A	273,414
Goodwill	1,442,411	(7,489)	A	1,434,922
Intangibles assets, net	918,522	(15,215)	A	903,307
Investments in affiliates	4,899	—		4,899
Deferred tax assets	358	—		358
Other assets	68,027	(115)	A
		4,450	A
		(450)	B	71,912

Total assets	$3,643,155	$(80,056)		$3,563,099

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$31,211	$—		$31,211
Current portion of long-term debt	72,500	(37,168)	B	35,332
Accounts payable	84,846	(10,159)	A	74,687
Accrued expenses	117,488	(3,658)	A
		626	A	114,456
Payroll and benefit-related liabilities	71,418	(4,469)	A	66,949
Derivative liabilities	15,634	—		15,634
Accrued interest	18,347	—		18,347
Income taxes payable	4,886	7,209	A
		(2,682)	B	9,413
Deferred tax liabilities	4,433	—		4,433

Total current liabilities	420,763	(50,301)		370,462
Long-term borrowings	813,409	(47,832)	B	765,577
Deferred tax liabilities	370,819	6,667	A	377,486
Pension and postretirement benefit liabilities	141,769	(15,420)	A	126,349
Noncurrent liability for uncertain tax positions	62,602	—		62,602
Other liabilities	46,515	(30)	A	46,485

Total liabilities	1,855,877	(106,916)		1,748,961
Commitments and contingencies
Common shareholders’ equity

Common shares, $1 par value Issued: 42,245 shares	42,245	—		42,245
Additional paid-in capital	349,156	—		349,156
Retained earnings	1,578,913	56,546	A
		(4,696)	B	1,630,763
Accumulated other comprehensive income (loss)	(51,880)	(24,990)	A	(76,870)

	1,918,434	26,860		1,945,294
Less: Treasury stock, at cost	135,058	—		135,058

Total common shareholders’ equity	1,783,376	26,860		1,810,236

Noncontrolling interest	3,902	—		3,902

Total equity	1,787,278	26,860		1,814,138

Total liabilities and equity	$3,643,155	$(80,056)		$3,563,099

Notes to the December 31, 2010 Unaudited Pro Forma Consolidated Balance Sheet
(Dollars in thousands)

Note A	Reflects the proceeds from the sale of the Business, the Marine Note, an estimate of the taxes on the sale of the Business, the elimination of the assets, liabilities and equity components and the adjustments to record the sale of the Business.
	Cash and cash equivalents — proceeds from sale of the Business	$101,600
	Cash and cash equivalents — sales related closing costs	(4,018)
	Other assets — Marine Note	4,450
	Accrued expenses — professional fees	(626)
	Income taxes payable — taxes on sale of the Business	(7,209)
	Net assets and liabilities of the Business sold	(62,641)
	Accumulated Other Comprehensive Income — pension and other post-retirement	(8,427)
	Cumulative translation related to the Business sold included in the gain	33,417

	Retained earnings — after tax gain on sale of the Business	$56,546

	Accumulated Other Comprehensive Income — pension and other post-retirement	$8,427
	Cumulative translation related to the Business sold included in the gain	(33,417)

	Accumulated Other Comprehensive Income (loss)	$(24,990)

Note B	Reflects a partial prepayment of the 2004 Senior Notes with a portion of the proceeds from the sale of the Business, the write-off of the 2004 Senior Notes deferred financing fees in proportion to the repayment of the notes, a non-recurring estimated make-whole fee related to the prepayment of the 2004 Senior Notes and the related tax effects associated with these activities.
	Cash and cash equivalents	$(91,928)
	Other assets — deferred financing fees	(450)
	Current portion of long-term borrowings — 2004 Senior Notes	(37,168)
	Income taxes payable — on deferred financing fee write-off and a non-recurring estimated make-whole fee	(2,682)
	Long-term borrowings — 2004 Senior Notes	(47,832)
	Retained earnings — after tax deferred financing fee write-off and a non-recurring estimated make-whole fee	(4,696)